Exhibit 99.1

IonQ Announces Increased Full-Year 2026 Financial Outlook Following SkyWater Acquisition

COLLEGE PARK, Md. – Sept. 8, 2026 – IonQ (NYSE: IONQ), the world’s leading full-stack quantum platform and foundry, today announced that, for the full year 2026, it expects revenue to be between $450 million and $460 million. This outlook includes the contributions of SkyWater Technology beginning on July 31, 2026, the date it was acquired by IonQ, through to Dec. 31, 2026. It also reflects elimination of estimated intercompany revenues under the pre-existing commercial agreement between IonQ and Skywater.

“As we prepare to host our first joint Investor Day today, our updated full-year guidance highlights both the market traction of our quantum platform and the foundational manufacturing scale provided by SkyWater,” said Niccolo de Masi, Chairman & CEO of IonQ. De Masi continued, “We are now executing on a shared roadmap that accelerates our timeline and capabilities to achieve commercial-scale, fault tolerant quantum computing."

“Releasing our first combined guidance as a unified organization is a pivotal step that demonstrates the immediate financial and operational strength of bringing IonQ and SkyWater together,” said Inder Singh, CFO & COO of IonQ.

Investor Day Conference Call

IonQ will host a webcast at 12:30 PM Eastern time today. The call will be available live via webcast on the Company’s website here, or directly here. An archive of the webcast will be available here shortly after the call and will remain available for one year.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum platform and foundry - delivering integrated quantum solutions across computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the IonQ Tempo, is the latest in a line of cutting-edge systems. Earlier systems have helped customers and partners including Amazon Web Services, AstraZeneca, and NVIDIA achieve a 20x performance increase over previous quantum solutions and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations across North America, Latin America, EMEA, and APAC. Our quantum computing services have been available through all major cloud providers since 2021, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our guidance as to future results. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident,” “position,” “become,” “on track,” “ensure,” “ongoing” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission, or SEC, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the SEC. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

IonQ Media Contact:

Cheryl Krauss

cheryl.krauss@ionq.co

Tor Constantino

tor.constantino@ionq.co

IonQ Investor Contact:

investors@ionq.co